UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2010

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On November 11, 2010, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and Lightstone Securities LLC (the “Dealer Manger”), the dealer manager for the Company’s offering of shares of its common stock (the “Shares”), entered into a wholesaling agreement with ICON Securities Corp. (“ICON”) pursuant to which ICON will support the Dealer Manager’s wholesaling efforts on behalf of the Company.  Under the agreement, ICON has agreed to identify and introduce the Company and the Dealer Manager to additional selling agents, assist the Dealer Manager with the sale of the Shares through such additional selling agents, and provide other assistance to the Dealer Manager in connection with the marketing of the sale of the Shares. The Dealer Manager will pay to ICON a distribution fee equal to 3% of the purchase price of the Shares sold by each additional selling agent out of the distribution fee received by the Dealer Manager from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: November 18, 2010	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)